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                                 Exhibit 10(z)

December 3, 1993

Mr. Edward F. Thompson
Vice President
CFO and Secretary
AMDAHL CORPORATION
1250 East Arques Avenue
P.O. Box 3470
Sunnyvale, California, 94088-3470

Dear Mr. Thompson

This commitment letter constitutes a firm commitment by Fujitsu Limited ("FJ") to make certain loans to Amdahl Corporation ("AC") on the terms and conditions specified herein.


1.  FJ sets up the loan facility to AC up to the total amount
    USD 100 million.

2. This loan should be subordinated only to the existing bank credit facility, the Bank Credit Facility to be set up by the end of January 1994, and to bank credit extensions sharing in the collateral of the Bank Credit Facility via intercreditor agreements.

3. FJ executes loans up to USD 80 million by the end of January, 1994.

4. The loan period is longer by one year and a day than that of the Bank Credit Facility which will be executed in January, 1994.


For other details of loan term, such as funding currency, interest rate, etc., will be decided after discussion with AC.

Best Regards,

FUJITSU LIMITED



KEIZO FUKAGAWA
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(Keizo Fukagawa)
Managing Director